press release        corescientific.com

Core Scientific Announces
August 2024 Production and Operations Updates
Earned 358 Self-Mined Bitcoin for a Total of 5,275 Bitcoin Year-to-Date and Our Customers Earned an Estimated 90 Bitcoin at Our Data Centers in August

AUSTIN, Texas, Sept. 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today released unaudited production and operations updates for August 2024.
“Our team has been very busy preparing some of our sites for modification to support our HPC hosting contracts and optimizing operations at our bitcoin mining sites,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “We have removed bitcoin mining infrastructure from two of our existing facilities in preparation for selective interior demolition and have redeployed the miners removed from those facilities to our bitcoin mining sites. The sequential decline in self-mined bitcoins earned resulted from a combination of miners migrating to their new data centers and continued growth in global network hash rate and difficulty.”
“A great deal of work lies ahead as we focus on delivering 382 contracted megawatts of infrastructure for HPC through 2026 and aim to secure additional sites for new clients this year. Our team is engaged, aligned and excited about Core Scientific’s future.”
Key Metrics Summary (unaudited)
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Core Scientific, Inc. August ‘24 Update - 2

Metric	August 2024	July 2024
Self-Mining Bitcoin Earned[1]	358	411
Hosting Bitcoin Earned by Customers[2]	90	110
Average Self-Mined Bitcoin Earned/Day	11.6	13.3
Digital Asset Self-Mining Energized Hash rate[3]	20.5	20.1
Digital Asset Hosting Energized Hash rate[4]	4.9	5.2
Total Energized Hash rate	25.4	25.3
Bitcoin Sold[5]	375	401
Bitcoin Sales Proceeds ($USD)	Appx. $22.5 million	Appx. $25.2 million
Average Self-Mining Fleet Efficiency (J/TH)[6]	24.8	24.7
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics.
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers
5 Bitcoin Sold represents all bitcoin sold by the Company during the period, including self-mined and proceeds sharing rewards.
6 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet.
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Core Scientific, Inc. August ‘24 Update - 3
Data Centers
As of month-end, the Company operated approximately 214,000 bitcoin miners for both self-mining and hosting, representing a total energized hash rate of 25.4 EH/s at its bitcoin mining data centers.
Digital Asset Self-Mining
Core Scientific earned 358 bitcoin in August from its owned fleet of miners. As of month end, the Company operated approximately 175,000 owned bitcoin miners, representing approximately 82% of the bitcoin miners operating in its data centers and a total energized hash rate of 20.5 EH/s.
Hosting Services for Bitcoin Mining
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 39,000 hosted, customer-owned bitcoin miners, representing approximately 18% of the bitcoin miners operating in the Company’s data centers as of August 31, 2024. Customer-owned bitcoin miners earned an estimated 90 bitcoin in August, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
The Company reduced the consumption of power at its data centers on multiple occasions, delivering 58,733 megawatt hours to local electrical grids. The most frequent causes of power consumption reductions in August related to over-temperature events, economic curtailments and load response.
Upcoming Events and Conferences
H.C. Wainwright 26th Annual Global Investment Conference, September 10-11, 2024
ABOUT CORE SCIENTIFIC
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Core Scientific, Inc. August ‘24 Update - 4
Core Scientific is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its businesses, implement its business strategy, source necessary electrical energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our current and future expected hosting infrastructure; our ability to maintain our competitive position in our businesses; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we
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Core Scientific, Inc. August ‘24 Update - 5
provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting artificial intelligence, high value computing, the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” and other reduction of rewards available on the Bitcoin network, , affecting our ability to generate revenue; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets;; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services;; and our level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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Core Scientific, Inc. August ‘24 Update - 6
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CONTACTS
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